Exhibit 99.1

First Data Reports First Quarter 2011 Financial Results

•	First quarter 2011 consolidated revenue of $2.5 billion, up 6%; First quarter 2011 adjusted revenue of $1.5 billion, up 2%
•	Earnings growth in all three business segments
•	Extended $12 billion in debt maturities to 2018 and beyond
•	Generated $108 million in operating cash flow and ended the quarter with $1.9 billion in unrestricted liquidity

ATLANTA, May 4, 2011 – First Data Corporation today reported its financial results for the first quarter ended March 31, 2011. Consolidated revenue for the first quarter increased $142 million to $2.5 billion, up 6% compared to $2.4 billion a year ago. Revenue growth was primarily attributable to increases in debit network fees, merchant related services from the favorable impact of U.S. economic growth, and improved international volumes. Adjusted revenue, which excludes reimbursables, increased $29 million, or 2%, year-over-year to $1.5 billion.

For the first quarter, the net loss attributable to First Data was $217 million, a year-over-year improvement of $23 million from $240 million. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $468 million was up 10% compared to $424 million in the first quarter of 2010, driven by growth across all three business segments.

First Data generated $108 million in operating cash flow, after interest payments of $353 million, for the quarter and finished the quarter with $1.9 billion in unrestricted liquidity—$150 million in cash available for corporate use plus $1.7 billion under the revolving credit facility.

“Higher volumes and good sales performance in our domestic and international merchant acquiring businesses coupled with lower expenses led to increased profitability across the board during the first quarter for First Data,” said Jonathan J. Judge, chief executive officer. “We continued to strengthen the capital structure by refinancing debt well ahead of maturities. This provides increased financial flexibility and the opportunity to invest for future top-line growth.”

Segment Results

Retail and Alliance Services segment revenue of $765 million increased $27.6 million, or 4%, in the first quarter of 2011 compared to $737 million in 2010. Revenue growth was driven by transaction growth of 9% and continued cross-selling of complementary products including prepaid card and point-of-sale equipment. Credit mix was stable at 72% and regional average ticket was $69.85, down 1% compared to the same quarter a year ago. Segment EBITDA was $286 million, up $36 million, or 15%, compared to 2010 as a result of revenue growth and related operating leverage, and lower expenses including reduced credit losses. Margin for the first quarter was 37%, up approximately 300 basis points compared to the same quarter a year ago. During the quarter, Retail and Alliance Services added nine referral agreements, 10 new independent sales organizations and one new revenue sharing agreement.

Financial Services segment revenue for the first quarter was $338 million, down $8.5 million, or 2%, compared to $346 million in the same quarter of 2010 as new business and growth in debit transaction volumes were offset by customer losses, pricing pressure, and a 1% decline in active card accounts on file. Debit issuer transactions were up 12% excluding the impact of the loss of Washington Mutual. Segment EBITDA was $137 million, up $4 million, or 3%, compared to $133 million in 2010, driven by lower technology and operations costs. Margin for the first quarter was 41%, up approximately 200 basis points compared to the same quarter a year ago. During the quarter, Financial Services renewed approximately 400 contracts with financial institutions.

International segment revenue for the first quarter was $415 million, up $23.6 million, or 6%, compared to $392 million in the prior year. On a constant currency basis, segment revenue was up 4%. Revenue increases were driven by growth in the merchant acquiring business, primarily due to growth in bank alliances in Europe and volumes in Argentina. The card issuing business was relatively stable, on a constant currency basis, as new business substantially offset lower volumes and lost business. The year-over-year comparison of the issuing business also improved as price compression from large contract extensions eased. Segment EBITDA was $92 million, up $14 million compared to $78 million in 2010 on higher revenue. Margin was 22%, up approximately 200 basis points compared to the same quarter of the previous year.

Recent Events

John Elkins Appointed President, First Data – International Regions

On March 16, 2011, First Data announced that John Elkins was appointed the President – International Regions, covering the company’s business in Europe, the Middle East and Africa (EMEA), Asia Pacific (APAC) and Latin America (LA). Elkins has served as the company’s chief marketing and strategy officer since joining First Data in 2009. Prior to joining First Data, Elkins served as a senior advisor at McKinsey and Company. He also previously served as executive vice president and chief marketing officer for Visa International.

First Data Extends Additional Debt Maturities

In an effort to improve its overall capital structure, the company executed an amendment to its Credit Agreement which became effective on April 13, 2011, that extended the maturity date of approximately $1 billion (after a 20% reduction in commitments) of the Revolving Credit Facility to 2016 and approximately $5.0 billion of Term Loans under its senior secured facilities to 2018. In connection with the amendment and extension, on April 13, 2011, the company issued $750 million in senior secured notes with a coupon of 7.375% due in 2019 to refinance existing term loan debt and extend the company’s debt maturity profile.

First Data and SK C&C USA Initiate Landmark Trusted Service Manager Solution

On April 5, 2011, First Data and SK C&C USA, a pioneer in mobile commerce technology, announced the commercial release of a Trusted Service Manager (TSM) solution. The comprehensive First Data TSM solution is now available for enablement of Near Field Communication (NFC) devices for issuers, merchants and mobile network operators (MNOs) looking to prepare consumers for mobile payments through the most scalable, cost-effective and secure service available.

New Operations and Technology Service Center in Bratislava, Slovakia

Also on April 5, 2011, First Data announced the opening of its new operations and technology service center in Bratislava, Slovakia. The center will enable First Data to further improve its client service and operational efficiency across the EMEA region. First Data’s regional technical operations in EMEA are already partially provided from Bratislava and this move continues the company’s investment there, eventually bringing the total number of First Data staff in Bratislava to approximately 400 people.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Wednesday, May 4, 2011 at 10 a.m. EDT to review first quarter 2011 financial results. First Data Chief Financial Officer Ray Winborne, will lead the call and will be joined by CEO Jon Judge.

The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation will accompany the call.

To listen to the call via teleconference, dial 866-804-6923 (U.S.) or 857-350-1669 (outside the U.S.), pass code 33578587.

A replay of the call will be available through May 18, 2011, at 888-286-8010 (U.S.) or 617-801-6888 (outside the U.S.), pass code 85132052, and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

###

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended March 31,		Change
	2011	2010
Revenues:
Transaction and processing service fees (a):
Merchant related services	$833.0	$792.4	5%
Check services	84.0	90.5	-7%
Card services	429.6	433.2	-1%
Other services	136.4	132.1	3%
Product sales and other	196.9	194.8	1%
Reimbursable debit network fees, postage and other	864.3	759.1	14%

	2,544.2	2,402.1	6%

Expenses:
Cost of services (exclusive of items shown below)	716.5	755.5	-5%
Cost of products sold	90.8	75.3	21%
Selling, general and administrative	411.7	378.7	9%
Reimbursable debit network fees, postage and other	864.3	759.1	14%
Depreciation and amortization	341.8	351.3	-3%
Other operating expenses:
Restructuring, net	12.6	12.5	NM
Litigation and regulatory settlements	—	(0.3)	NM

	2,437.7	2,332.1	5%

Operating profit	106.5	70.0	52%

Interest income	1.9	2.0	-5%
Interest expense	(442.3)	(448.9)	-1%
Other income (expense) (b)	(26.3)	8.2	NM

	(466.7)	(438.7)	6%

Loss before income taxes and equity earnings in affiliates	(360.2)	(368.7)	-2%

Income tax benefit	(148.0)	(138.1)	7%
Equity earnings in affiliates (a)	27.7	22.2	25%

Net loss	(184.5)	(208.4)	-11%
Less: Net income attributable to noncontrolling interests	32.6	31.7	3%

Net loss attributable to First Data Corporation	$(217.1)	$(240.1)	-10%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended March 31,		Change
	2011	2010
Segment Revenues (c):
Retail and Alliance Services	$764.8	$737.2	4%
Financial Services	337.6	346.1	-2%
International	415.3	391.7	6%

Subtotal segment revenues	1,517.7	1,475.0	3%
All Other and Corporate	39.8	58.2	-32%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(2.9)	(9.9)	NM
Eliminations of intersegment revenues	(17.3)	(14.9)	NM

Adjusted revenue	1,537.3	1,508.4	2%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	48.0	52.4	NM
Official check and money order revenues (d)	2.9	9.9	NM
ISO commission expense (g)	91.7	72.3	NM
Reimbursable debit network fees, postage and other	864.3	759.1	14%

Consolidated revenues	$2,544.2	$2,402.1	6%

Segment EBITDA (h):
Retail and Alliance Services	$285.5	$249.3	15%
Financial Services	136.7	133.1	3%
International	91.7	78.1	17%

Subtotal segment EBITDA	513.9	460.5	12%
All Other and Corporate	(46.1)	(36.2)	27%

Adjusted EBITDA	467.8	424.3	10%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	13.2	10.2	NM
Depreciation and amortization	(341.8)	(351.3)	-3%
Interest expense	(442.3)	(448.9)	-1%
Interest income	1.9	2.0	-5%
Other items (i)	(44.4)	(4.0)	NM
Income tax benefit	148.0	138.1	7%
Stock based compensation	(4.1)	(5.3)	-23%
Official check and money order EBITDA (d)	0.1	6.4	NM
Technology and savings initiatives (j)	(6.3)	(5.8)	NM
KKR related items (k)	(9.2)	(5.8)	NM

Net loss attributable to First Data Corporation	$(217.1)	$(240.1)	-10%

Segment depreciation and amortization (a):
Retail and Alliance Services	$155.7	$168.4	-8%
Financial Services	86.7	84.0	3%
International	74.0	73.9	0%

Subtotal segment depreciation and amortization	316.4	326.3	-3%
All Other and Corporate	12.4	14.7	-16%

	328.8	341.0	-4%

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	28.7	28.6	NM
Amortization of initial payments for new contracts	9.6	9.6	0%

Total consolidated depreciation and amortization	$367.1	$379.2	-3%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)	Includes amortization of initial payments for new contracts, which is recorded as a contra-revenue within “Transaction and processing service fees” (presented in “Summary Segment Data”) and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $15.7 million and $18.3 million for the three months ended March 31, 2011 and 2010, respectively.
(b)	Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.
(c)	Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.
(d)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.
(e)	Reconciles Adjusted revenue to Consolidated revenues or Adjusted EBITDA to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.
(f)	Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.
(g)	Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.
(h)	Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”
(i)	Includes restructuring, litigation and regulatory settlements, and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.
(j)	Technology and savings initiatives represent costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms.
(k)	Represents KKR annual sponsor fees for management, consulting, financial and other advisory services.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET AND CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	March 31,	December 31,
	2011	2010
	(Unaudited)
Cash and cash equivalents	$335.5	$509.5
Current settlement assets	6,384.7	6,694.0
Long-term settlement assets	322.8	365.1
Total assets	36,841.0	37,544.1

Short-term and current portion of long-term borrowings	206.9	270.5
Settlement liabilities	6,708.4	7,058.9
Long-term borrowings	22,579.2	22,438.8
Total liabilities	32,842.3	33,456.1

Total First Data Corporation stockholder's equity	519.4	594.3
Noncontrolling interests	3,434.2	3,465.6
Total equity	3,953.6	4,059.9

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended March 31,	Three months ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)
Source/(Use) of cash
Net cash provided by (used in) operating activities	$108.4	$(170.6)

Net cash used in investing activities	(107.8)	(43.8)

Net cash (used in) provided by financing activities	(178.7)	203.0

Supplemental cash flow data
Cash interest payments on long-term debt (a)	352.6	506.5

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2011 (a) (b) (c)

Estimated cash interest payments on Long-term Debt
Three months ended	(Unaudited)
March 31, 2011 (actual)	$353
June 30, 2011	165
September 30, 2011	730
December 31, 2011	190

$1,438

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)	Estimates are based on the First Data Corporation's capital structure as of April 13, 2011, including interest to be paid related to the Term Loan extension and $750 million bond offering.

(c)	This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.” Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company's variable rate debt; (ii) changes in foreign currency exchange rates related to the Company's euro denominated debt; and (iii) the impact of further debt modifications.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of March 31, 2011, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,343.8 million, Consolidated EBITDA of $2,673.8 million and a Ratio of 4.62 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended March 31, 2011
Net loss attributable to First Data Corporation	$(998.8)
Interest expense, net (1)	1,782.3
Income tax benefit	(333.7)
Depreciation and amortization (2)	1,513.9

EBITDA (14)	1,963.7

Stock based compensation (3)	14.9
Other items (4)	137.8
Official check and money order EBITDA (5)	27.5
Cost of technology and savings initiatives (6)	53.4
KKR related items (7)	32.2
Debt issuance costs (8)	10.4
Divested business (9)	(1.1)
Projected near-term cost savings and revenue enhancements (10)	243.0
Net income attributable to noncontrolling interests (11)	175.8
Equity entities taxes, depreciation and amortization (12)	13.9
Other (13)	2.3

Consolidated EBITDA (14)	$2,673.8

(1)	Includes interest expense and interest income.
(2)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $38.6 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $70.4 million.
(3)	Stock based compensation recognized as expense.
(4)	Other items includes net restructuring, impairments, litigation and regulatory settlements, investment gains and losses, derivative financial instruments gains and losses, net divestitures, non-operating foreign currency gains and losses and other as applicable to the period presented.
(5)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to the Company’s wind down of these businesses.
(6)	Represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives.
(7)	Represents KKR annual sponsorship fees for management, consulting, financial and other advisory services.
(8)	Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying the Company’s debt structure.
(9)	Reflects the release of reserves related to a previously divested company.
(10)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 6, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.
(11)	Net income attributable to noncontrolling interests in restricted subsidiaries.
(12)	Represents the Company’s proportional share of income taxes, depreciation and amortization on equity method investments.
(13)	Includes non-capitalized merger and acquisition costs and losses on equity method investments.

(14)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that the Company does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 10 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing the Company’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing the Company’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt. Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA. Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules. Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company's core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended March 31,
	2011	2010	Change
International
Segment revenue	$415.3	$391.7	6%
Foreign exchange impact (1)	(6.0)	—

Segment revenue on a constant currency basis	$409.3	$391.7	4%

	Three months ended March 31,
	2011	2010	Change
International segment revenue – card issuing	$230.9	$226.9	2%
Foreign exchange impact (1)	(5.2)	—

International segment revenue – card issuing on a constant currency basis	$225.7	$226.9	-1%

(1)	Foreign exchange impact represents the difference between actual 2011 revenue and 2011 revenue calculated using 2010 exchange rates.